TXO PARTNERS, L.P.

PRO FORMA FINANCIAL STATEMENTS

(Unaudited)

Introduction

TXO Partners, L.P. ( “TXO Partners”) engages in oil and natural gas exploration and production. The unaudited pro forma financial statements have been prepared in accordance with Article 11 of Regulation S-X, using assumptions set forth in the notes to the unaudited pro forma financial statements. The following unaudited pro forma financial statements of the TXO Partners reflect the historical results of TXO Partners, on a pro forma basis to give effect to the following transactions, which are described in further detail below, as if they had occurred on March 31, 2026, for pro forma balance sheet purposes, and on January 1, 2025, for pro forma statement of operations purposes:

•
in the case of the unaudited pro forma statements of operations, the disposition of oil and gas properties of Cross Timbers Energy, LLC (“Cross Timbers”) to multiple buyers in April and May 2026 (“CTE Disposition”);

The unaudited pro forma balance sheet of TXO Partners is based on the historical balance sheet of TXO Partners as of March 31, 2026 and includes pro forma adjustments to give effect to the described transactions as if they had occurred on March 31, 2026. The unaudited pro forma statements of operations of TXO Partners are based on the audited historical statement of operations of TXO Partners for the year ended December 31, 2025, and the unaudited historical statement of operations of TXO Partners for the three months ended March 31, 2026, both having been adjusted to give effect to the described transaction as if they occurred on January 1, 2025.

The pro forma data presented reflect events directly attributable to the described transaction and certain assumptions TXO Partners believes are reasonable. The pro forma data are not necessarily indicative of financial results that would have been attained had the described transaction occurred on the date indicated or which could be achieved in the future because they necessarily exclude various operating efficiencies, such as decreased general and administrative expenses associated with being a smaller company. The adjustments are based on currently available information and certain estimates and assumptions. Therefore, the actual adjustments may differ from the pro forma adjustments. However, management believes that the assumptions provide a reasonable basis for presenting the significant effects of the transaction and the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited financial statements.

The unaudited pro forma financial statements and related notes are presented for illustrative purposes only. If the CTE Disposition described herein had occurred in the past, TXO Partners’ operating results might have been materially different from those presented in the unaudited pro forma financial statements. The unaudited pro forma financial statements should not be relied upon as an indication of operating results that TXO Partners would have achieved if the CTE Disposition described herein had taken place on the specified date. In addition, future results may vary significantly from the results reflected in the unaudited pro forma financial statements of operations and should not be relied upon as an indication of the future results TXO Partners will have after the CTE Disposition described herein by these unaudited pro forma financial statements.

TXO PARTNERS, L.P.

PRO FORMA BALANCE SHEET

March 31, 2026

(in thousands)

	TXO Partners Historical	CTE Disposition	Pro Forma
ASSETS		(a)
Current Assets:
Cash and cash equivalents	$7,886	$-	$7,886
Accounts receivable, net	58,448	-	58,448
Derivative fair value	6,221	-	6,221
Other	17,672	-	17,672
Total Current Assets	90,227	-	90,227
Property and Equipment, at cost – successful efforts method:
Proved properties	2,340,193	1,158,052	1,182,141
Unproved properties	18,998	8,961	10,037
Other	89,202	331	88,871
Total Property and Equipment	2,448,393	1,167,344	1,281,049
Accumulated depreciation, depletion and amortization	(1,232,891)	(1,008,645)	(224,246)
Net Property and Equipment	1,215,502	158,699	1,056,803
Other Assets:
Note receivable from related party	7,168	-	7,168
Derivative fair value	1,401	-	1,401
Other	7,489	-	7,489
Total Other Assets	16,058	-	16,058
TOTAL ASSETS	$1,321,787	$158,699	$1,163,088
LIABILITIES AND PARTNERS’ CAPITAL
Current Liabilities:
Accounts payable	$38,991	$-	$38,991
Deferred payment	70,000	-	70,000
Accrued liabilities	37,766	-	37,766
Derivative fair value	56,017	-	56,017
Asset retirement obligation, current portion	3,500	1,500	2,000
Other current liabilities	3,726	-	3,726
Total Current Liabilities	210,000	1,500	208,500
Long-term Debt	277,100	100,000	177,100
Other Liabilities:
Asset retirement obligation	221,476	67,111	154,365
Derivative fair value	8,481	-	8,481
Other liabilities	262	-	262
Total Other Liabilities	230,219	67,111	163,108
Commitments and Contingencies
Partners’ Capital:
Partners’ capital	604,468	(9,912)	614,380
Total Partners' Capital	604,468	(9,912)	614,380
TOTAL LIABILITIES AND PARTNERS’ CAPITAL	$1,321,787	$158,699	$1,163,088

The accompanying notes are an integral part of these unaudited pro forma financial statements.

TXO PARTNERS, L.P.

Pro Forma Statement of Operations for the Year Ended December 31, 2025

(Unaudited)

(in thousands, except for per unit information)

	TXO Partners Historical	CTE Disposition		Adjustments	Pro Forma
REVENUES
Oil and condensate	$283,192	$43,326		$-	$239,866
Natural gas liquids	32,121	6,915		-	25,206
Gas	85,699	18,242		-	67,457
Total Revenues	401,012	68,483		-	332,529
EXPENSES
Production	186,229	43,147		-	143,082
Exploration	469	20		-	449
Taxes, transportation and other	68,781	12,634		-	56,147
Depreciation, depletion and amortization	96,574	16,791		-	79,783
Impairment	42,425	42,425		-	-
Accretion of discount in asset retirement obligation	15,651	4,845		-	10,806
General and administrative	21,464	(609)	(b)	5,200	27,273
Total Expenses	431,593	119,253		5,200	317,540
OPERATING (LOSS) INCOME	(30,581)	(50,770)		(5,200)	14,989
OTHER INCOME (EXPENSE)
Other income	25,308	3,043		-	22,265
Interest income	618	357		-	261
Interest expense	(16,964)	-	(c)	7,903	(9,061)
Total Other Income	8,962	3,400		7,903	13,465
NET (LOSS) INCOME	$(21,619)	$(47,370)		$2,703	$28,454

NET (LOSS) INCOME PER COMMON UNIT
Basic	$(0.43)	$-		$-	$0.57
Diluted	$(0.43)	$-		$-	$0.56

WEIGHTED AVERAGE COMMON UNITS OUTSTANDING
Basic	49,769	-		-	49,769
Diluted	49,769	-		951	50,720

The accompanying notes are an integral part of these unaudited pro forma financial statements.

TXO PARTNERS, L.P.

Pro Forma Statement of Operations for the Three Months Ended March 31, 2026

(Unaudited)

(in thousands, except for per unit information)

	TXO Partners Historical	CTE Disposition		Adjustments	Pro Forma
REVENUES
Oil and condensate	$(2,746)	$10,718		$-	$(13,464)
Natural gas liquids	9,335	1,455		-	7,880
Gas	21,687	4,506		-	17,181
Total Revenues	28,276	16,679		-	11,597
EXPENSES
Production	47,737	9,295		-	38,442
Exploration	108	9		-	99
Taxes, transportation and other	19,762	2,293		-	17,469
Depreciation, depletion and amortization	28,838	2,970		-	25,868
Accretion of discount in asset retirement obligation	4,568	1,394		-	3,174
General and administrative	4,814	578	(b)	1,375	5,611
Total Expenses	105,827	16,539		1,375	90,663
OPERATING (LOSS) INCOME	(77,551)	140		(1,375)	(79,066)
OTHER INCOME (EXPENSE)
Other income	8,856	201		-	8,655
Interest income	99	84		-	15
Interest expense	(5,740)	-	(c)	1,822	(3,918)
Total Other Income	3,215	285		1,822	4,752
NET (LOSS) INCOME	$(74,336)	$425		$447	$(74,314)

NET (LOSS) INCOME PER COMMON UNIT
Basic	$(1.35)	$-		$-	$(1.35)
Diluted	$(1.35)	$-		$-	$(1.35)

WEIGHTED AVERAGE COMMON UNITS OUTSTANDING
Basic	55,090	-		-	55,090
Diluted	55,090	-		-	55,090

The accompanying notes are an integral part of these unaudited pro forma financial statements.

TXO PARTNERS, L.P.

1. BASIS OF PRESENTATION AND CORPORATE REORGANIZATION

The historical financial information is derived from the financial statements of TXO Partners included in the Annual Report on Form 10-K for the year ended December 31, 2025 and in the Quarterly Report on Form 10-Q for the three months ended March 31, 2026. For purposes of the unaudited pro forma balance sheet and statements of operations, it is assumed that the CTE Disposition had taken place on January 1, 2025.

2. PRO FORMA ADJUSTMENTS AND ASSUMPTIONS

TXO Partners made the following adjustments and assumptions in the preparation of the unaudited pro forma financial statements:

(a)
Adjustment reflects the CTE Disposition proceeds, to TXO Partners, used to pay down outstanding debt on our Credit Facility and removal of related oil and gas assets.
(b)
Adjustment reflects the removal of the management fee paid by CTE to TXO Partners.
(c)
Adjustment reflects savings in interest expense from disposition proceeds used to pay down debt, had such the transaction closed on January 1, 2025. The average interest rate was 7.9% for the year ended December 31, 2025 and 7.4% for the three months ended March 31, 2026.

3. SUPPLEMENTARY DISCLOSURE OF OIL AND NATURAL GAS OPERATIONS

The following pro forma standardized measure of the discounted net future cash flows and changes applicable to TXO Partners’ proved reserves reflect the effect of Texas state franchise taxes which TXO Partners is subject to. The future cash flows are discounted at 10% per year and assume continuation of existing economic conditions.

The standardized measure of discounted future net cash flows, in management’s opinion, should be examined with caution. The basis for this table is the reserve studies prepared by independent petroleum engineering consultants, which contain imprecise estimates of quantities and rates of production of reserves. Revisions of previous year estimates can have a significant impact on these results. Also, exploration costs in one year may lead to significant discoveries in later years and may significantly change previous estimates of proved reserves and their valuation. Therefore, the standardized measure of discounted future net cash flow is not necessarily indicative of the fair value of TXO Partners’ proved oil and natural gas properties.

The data presented should not be viewed as representing the expected cash flow from, or current value of, existing proved reserves since the computations are based on a large number of estimates and assumptions. Reserve quantities cannot be measured with precision, and their estimation requires many judgmental determinations and frequent revisions. Actual future prices and costs are likely to be substantially different from the prices and costs utilized in the computation of reported amounts.

The following table provides a pro forma rollforward of the total proved reserves for the year ended December 31, 2025, as well as pro forma proved developed and proved undeveloped reserves at the beginning and end of the year, as if the CTE Disposition occurred on January 1, 2025.

Oil (MBbls)	TXO Partners Historical	CTE Disposition	Pro Forma

January 1, 2025	47,191.9	7,528.0	39,663.9
Extensions, additions and discoveries	1,868.1	61.2	1,806.9
Revisions	(4,615.6)	(513.5)	(4,102.1)
Production	(4,173.7)	(687.5)	(3,486.2)
Purchase in place	19,080.4	3.8	19,076.6
December 31, 2025	59,351.1	6,392.0	52,959.1

Proved Developed Reserves
January 1, 2025	37,894.6	7,180.7	30,713.9
December 31, 2025	44,974.0	6,050.6	38,923.4

Proved Undeveloped Reserves
January 1, 2025	9,297.3	347.3	8,950.0
December 31, 2025	14,377.0	341.4	14,035.6

Natural Gas Liquids (MBbls)	TXO Partners Historical	CTE Disposition	Pro Forma

January 1, 2025	13,794.4	3,806.3	9,988.1
Extensions, additions and discoveries	305.6	24.0	281.6
Revisions	2,253.0	767.5	1,485.5
Production	(1,497.0)	(331.3)	(1,165.7)
Purchase in place	3,863.8	-	3,863.8
December 31, 2025	18,719.8	4,266.5	14,453.3

Proved Developed Reserves
January 1, 2025	13,194.9	3,783.9	9,411.0
December 31, 2025	16,383.1	4,244.5	12,138.6

Proved Undeveloped Reserves
January 1, 2025	599.5	22.4	577.1
December 31, 2025	2,336.7	22.0	2,314.7

Natural Gas (MMcf)	TXO Partners Historical	CTE Disposition	Pro Forma

January 1, 2025	197,035.7	65,378.9	131,656.8
Extensions, additions and discoveries	47,872.2	1,124.9	46,747.3
Revisions	75,099.5	12,167.1	62,932.4
Production	(27,883.8)	(6,575.5)	(21,308.3)
Purchase in place	14,112.1	-	14,112.1
December 31, 2025	306,235.7	72,095.4	234,140.3

Proved Developed Reserves
January 1, 2025	196,013.7	65,285.1	130,728.6
December 31, 2025	254,095.1	72,003.3	182,091.8

Proved Undeveloped Reserves
January 1, 2025	1,022.0	93.8	928.2
December 31, 2025	52,140.6	92.1	52,048.5

Total (MBoe)	TXO Partners Historical	CTE Disposition	Pro Forma

January 1, 2025	93,825.6	22,230.9	71,594.7
Extensions, additions and discoveries	10,152.4	272.7	9,879.7
Revisions	10,153.8	2,281.8	7,872.0
Production	(10,317.9)	(2,114.7)	(8,203.2)
Purchase in place	25,296.2	3.8	25,292.4
December 31, 2025	129,110.1	22,674.5	106,435.6

Proved Developed Reserves
January 1, 2025	83,758.5	21,845.5	61,913.0
December 31, 2025	103,706.3	22,295.7	81,410.6

Proved Undeveloped Reserves
January 1, 2025	10,067.1	385.4	9,681.7
December 31, 2025	25,403.8	378.8	25,025.0

The pro forma standardized measure of discounted estimated future net cash flows was as follows as of December 31, 2025 (in thousands):

December 31, 2025	TXO Partners Historical	CTE Disposition	Pro Forma
Future cash inflows	$4,849,920	$616,768	$4,233,152
Future costs:
Production	(2,300,106)	(347,874)	(1,952,232)
Development	(719,027)	(98,902)	(620,125)
Income taxes	(1,286)	176	(1,462)
Future net cash flows	1,829,501	170,168	1,659,333
10% annual discount	(734,008)	(44,597)	(689,411)
Standardized measure	$1,095,493	$125,571	$969,922

The change in the pro forma standardized measure of discounted estimated future net cash flows was as follows for 2025 (in thousands):

December 31, 2025	TXO Partners Historical	CTE Disposition	Pro Forma
Standardized measure, beginning of period	$976,587	$151,108	$825,479
Revisions:
Prices and costs	(87,185)	(29,147)	(58,038)
Quantity estimates	(126,411)	(3,343)	(123,068)
Income tax	217	49	168
Future development costs	(8,058)	1,366	(9,424)
Accretion of discount	97,659	15,111	82,548
Production rates and other	(68,292)	(5,028)	(63,264)
Net revisions	(192,070)	(20,992)	(171,078)
Additions and discoveries	(15,442)	843	(16,285)
Production	(108,136)	(12,701)	(95,435)
Development costs	71,138	7,247	63,891
Purchases in place	363,416	66	363,350
Net change	118,906	(25,537)	144,443
Standardized measure, end of period	$1,095,493	$125,571	$969,922